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                                                                    EXHIBIT 23.8


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 1999, on the financial statements of Tesla Power and Automation, Inc. included by reference into Integrated Electrical Services, Inc.'s current report on Form 8-K, dated May 21, 1999, and to all references to our Firm included in this Registration Statement.



                                             BROCKMANN, ARMOUR & CO. LLP
Denver, Colorado
November 11, 1999